STOCK PURCHASE AGREEMENT
                          dated as of February 24, 2000
                                 by and between
                               Trace Holdings LLC

                                       and

                  Key Components, LLC and KCLLC Holdings, Inc.
                               with respect to all
                          outstanding capital stock of
           Heart Interface Corporation and Cruising Equipment Company
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                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Article I SALE OF SHARES AND CLOSING.........................................1
      1.01  Purchase and Sale................................................1
      1.02  Purchase Price...................................................1
      1.03  Closing; Escrow..................................................1
      1.04  Pre-Closing Adjustment...........................................2
      1.05  Post-Closing Adjustment..........................................2
      1.06  Further Assurances; Post-Closing Cooperation.....................3

Article II REPRESENTATIONS AND WARRANTIES OF SELLER..........................4
      2.01  Organization of Sellers..........................................4
      2.02  Authority........................................................4
      2.03  Organization of the Companies....................................5
      2.04  Capital Stock....................................................5
      2.05  No Conflicts.....................................................5
      2.06  Governmental Approvals and Filings...............................6
      2.07  Books and Records................................................6
      2.08  Financial Statements.............................................6
      2.09  Absence of Changes...............................................7
      2.10  No Undisclosed Liabilities.......................................8
      2.11  Taxes............................................................9
      2.12  Legal Proceedings...............................................11
      2.13  Compliance With Laws and Orders.................................11
      2.14  Benefit Plans; ERISA............................................11
      2.15  Real Property...................................................14
      2.16  Tangible Personal Property; Investment Assets...................14
      2.17  Intellectual Property Rights....................................15
      2.18  Contracts.......................................................15
      2.19  Licenses........................................................17
      2.20  Insurance.......................................................17
      2.21  Affiliate Transactions..........................................18
      2.22  Employees; Labor Relations......................................18
      2.23  Environmental Matters...........................................19
      2.24  Substantial Customers and Suppliers.............................20
      2.25  Bank and Brokerage Accounts; Investment Assets..................20
      2.26  No Powers of Attorney...........................................20
      2.27  Accounts Receivable; Accounts Payable...........................20
      2.28  Inventory.......................................................21
      2.29  Brokers.........................................................21
      2.30  Product Liabilities and Product Warranties......................21
      2.31  Indebtedness....................................................21
      2.32  Disclosure......................................................21


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                                                                        Page No.
                                                                        --------

Article III REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................22
      3.01  Organization....................................................22
      3.02  Authority.......................................................22
      3.03  No Conflicts....................................................22
      3.04  Governmental Approvals and Filings..............................22
      3.05  Legal Proceedings...............................................23
      3.06  Purchase for Investment.........................................23
      3.07  Brokers.........................................................23

Article IV COVENANTS OF SELLERS.............................................23
      4.01  Regulatory and Other Approvals..................................23
      4.02  Intentionally Omitted...........................................24
      4.03  Investigation by Purchaser......................................24
      4.04  No Solicitations................................................24
      4.05  Conduct of Business.............................................24
      4.06  Financial Statements and Reports; Filings.......................25
      4.07  Employee Matters................................................26
      4.08  Certain Restrictions............................................26
      4.09  Affiliate Transactions..........................................27
      4.10  Books and Records...............................................28
      4.11  Noncompetition..................................................28
      4.12  Notice and Cure.................................................29
      4.13  Fulfillment of Conditions.......................................29
      4.14  Qualified Plans.................................................29

Article V COVENANTS OF PURCHASER............................................30
      5.01  Regulatory and Other Approvals..................................30
      5.02  Intentionally Omitted...........................................30
      5.03  Notice and Cure.................................................30
      5.04  Fulfillment of Conditions.......................................30

Article VI CONDITIONS TO OBLIGATIONS OF PURCHASER...........................31
      6.01  Representations and Warranties..................................31
      6.02  Performance.....................................................31
      6.03  Officers' Certificates..........................................31
      6.04  Orders and Laws.................................................31
      6.05  Regulatory Consents and Approvals...............................31
      6.06  Third Party Consents; Release of Liens..........................32
      6.07  Opinion of Counsel..............................................32
      6.08  Resignations of Directors and Officers..........................32
      6.09  Escrow Agreement................................................32
      6.10  Proceedings.....................................................32
      6.11  No Material Change..............................................32

Article VII CONDITIONS TO OBLIGATIONS OF SELLERS............................32
      7.01  Representations and Warranties..................................33
      7.02  Performance.....................................................33


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                                                                        Page No.
                                                                        --------

      7.03  Officers' Certificates..........................................33
      7.04  Orders and Laws.................................................33
      7.05  Regulatory Consents and Approvals...............................33
      7.06  Third Party Consents............................................33
      7.07  Letters of Credit...............................................33
      7.08  Proceedings.....................................................33

Article VIII TAX MATTERS AND POST-CLOSING TAXES.............................34
      8.01  Preparation And Filing of Tax Returns...........................34
      8.02  Tax Cooperation.................................................35
      8.03  Tax Indemnification.............................................35
      8.04  Tax Contests....................................................36
      8.05  Section 338(h)(10) Election.....................................37

Article IX [RESERVED].......................................................40

Article X SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
          AGREEMENTS........................................................40
      10.01  Survival of Representations, Warranties, Covenants and
             Agreements.....................................................40

Article XI INDEMNIFICATION..................................................40
      11.01  Indemnification................................................40
      11.02  Method of Asserting Claims.....................................42
      11.03  Exclusivity....................................................45

Article XII TERMINATION.....................................................45
      12.01  Termination....................................................45
      12.02  Effect of Termination..........................................45

Article XIII DEFINITIONS....................................................46
      13.01  Definitions....................................................46

Article XIV MISCELLANEOUS...................................................53
      14.01  Notices........................................................53
      14.02  Entire Agreement...............................................55
      14.03  Expenses.......................................................55
      14.04  Public Announcements...........................................55
      14.05  Confidentiality................................................55
      14.06  Waiver.........................................................56
      14.07  Amendment......................................................56
      14.08  No Third Party Beneficiary.....................................56
      14.09  No Assignment; Binding Effect..................................56
      14.10  Headings.......................................................56
      14.11  Consent to Jurisdiction........................................56
      14.12  Invalid Provisions.............................................57
      14.13  Governing Law..................................................57
      14.14  Counterparts...................................................57

      This STOCK PURCHASE AGREEMENT dated as of February 24, 2000 is made and entered into by and among Trace Holdings LLC, a Delaware limited liability company ("Purchaser"), KCLLC Holdings, Inc., a Delaware corporation ("Holdings"), and Key Components, LLC, a Delaware limited liability company ("Parent" and, together with Holdings, "Sellers"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.

      WHEREAS, Holdings owns 19,922 shares of common stock, par value $.01 per share, of Heart Interface Corporation ("Heart"), a Washington corporation, and 1,000 shares of the common stock, par value $1.00 per share, of Cruising Equipment Company, a Washington corporation ("Cruising" and together with Heart the "Companies") constituting all of the issued and outstanding shares of capital stock of each of the Companies (such shares being referred to herein as the "Shares");

      WHEREAS, Holdings is a wholly owned subsidiary of Parent; and

      WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                           SALE OF SHARES AND CLOSING

      1.01 Purchase and Sale. Holdings agrees to sell to Purchaser, and Purchaser agrees to purchase from Holdings, all of the right, title and interest of Holdings in and to the Shares free and clear of all Liens at the Closing on the terms and subject to the conditions set forth in this Agreement.

      1.02 Purchase Price. Subject to the Pre-Closing Adjustment in Section 1.04 and the Post-Closing Adjustment in Section 1.05, the aggregate purchase price for the Shares and for the covenant of Seller contained in Section 4.11 is $11,830,000 (the "Purchase Price"), payable in immediately available United States funds at the Closing in the manner provided in Section 1.03.

      1.03 Closing; Escrow. The Closing will take place by facsimile transmission and dispatch by overnight or local same-day courier of all required closing deliveries at 9:00 A.M. Los Angeles time, on the Closing Date. At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to such account as Sellers may reasonably direct by written notice delivered to Purchaser by Sellers at least two (2) Business Days before the Closing Date, provided that $1,000,000 of the Purchase Price shall be delivered by Purchaser by wire transfer of immediately available funds to U.S. Bank National Trust Association, as escrow agent (the "Escrow Agent") under an escrow agreement to be entered into on the Closing Date by Sellers, Purchaser and the Escrow Agent substantially in the form of Exhibit A hereto (the "Escrow Agreement"). Simultaneously, Sellers will assign and transfer to Purchaser all of

Seller's right, title and interest in and to the Shares by delivering to Purchaser certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Sellers and Purchaser the opinion, certificates and other Contracts, documents and instruments to be delivered under Articles VI and VII.

      1.04 Pre-Closing Adjustment.

            (a) Following the date hereof, the Sellers will, at their sole cost and expense, prepare and deliver to Purchasers a Combined balance sheet, Combined statement of operations and Combined statement of stockholder's equity and cash flows of the Companies, and the related notes, as of and for the year ended December 31, 1999 which shall be accompanied by an unqualified audit report of PricewaterhouseCoopers LLP stating that such financial statements were prepared in accordance with GAAP and such other matters as are customarily included in audit reports issued by nationally recognized accounting firms (the "Audited Financial Statements") together with a statement and calculation of the amount of Combined EBITDA of the Companies for the year ended December 31, 1999 calculated from the Audited Financial Statements and the calculation of the Purchase Price as adjusted pursuant to Section 1.04(b). Sellers shall, as promptly to Purchaser as practicable following completion of the Audited Financial Statements, deliver the Audited Financial Statements and the calculation of Combined EBITDA and adjusted Purchase Price (such date on which such documents are delivered, the "Audited Financial Delivery Date"). The Audited Financial Statements shall be accompanied by a certificate of the Chief Financial Officer of the Parent to the effect that the Audited Financial Statements present fairly in all material respects, in accordance with GAAP and the accounting practices of each Company applied on a consistent basis, the financial condition of the Companies on a Combined basis as of December 31, 1999 and that the Combined EBITDA was derived from such Audited Financial Statements.

            (b) In the event that the Combined EBITDA is less than $1,086,800 and more than $1,201,200, the Purchase Price shall be adjusted to be equal to an amount equal to the difference between (I) the product of the Combined EBITDA multiplied by 10.49 less (II) $170,000; provided that (i) in the event that the Combined EBITDA is less than $972,400, Purchaser shall have the option, in its sole discretion, to (x) purchase the Shares for an aggregate Purchase Price equal to the difference between (I) Combined EBITDA multiplied by 10.49 less
(II) $170,000 or (y) terminate this Agreement by written notice to Purchaser no later than five (5) Business Days following the Audited Financial Delivery Date and (ii) in the event that the Combined EBITDA is more than $1,315,600, the Purchase Price shall be adjusted to $13,630,644.

      1.05 Post-Closing Adjustment.

            (a) As promptly as practicable after the Closing Date (but in no event more than sixty (60) days after the Closing Date) (such date on which the Closing Balance Sheet is delivered, the "Closing Financial Statements Delivery Date"), Purchaser will prepare and deliver to Sellers a Combined balance sheet of the Companies as of the close of business on the day immediately preceding the Closing Date (the "Closing Balance Sheet"). The Closing Balance


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

Sheet shall be accompanied by a certificate of the Chief Financial Officer of Purchaser to the effect that the Closing Balance Sheet presents fairly, in accordance with GAAP and the accounting practices of each Company applied on a consistent basis, the financial condition of the Companies as of the close of business on the Closing Date. Sellers and a firm of independent public accountants designated by the Sellers ("Sellers' Accountant") will be entitled to reasonable access during normal business hours to the relevant records, personnel and working papers of the Companies to aid in their review of the Closing Balance Sheet. The Closing Balance Sheet shall be deemed to be accepted by the Sellers and shall be conclusive for the purposes of the adjustment described in Section 1.05(b) hereof except to the extent, if any, that Sellers or Sellers' Accountant shall have delivered, within thirty (30) days after the Closing Financial Statements Delivery Date, a written notice to Purchaser setting forth objections thereto, specifying in reasonable detail any such objection (it being understood that any amounts not disputed as provided herein shall be paid promptly). If a change proposed by Sellers is disputed by Purchaser, then Purchaser and Sellers shall negotiate in good faith to resolve such dispute. If, after a period of thirty (30) days following the date on which Sellers give Purchaser notice of any such proposed change, any such proposed change still remains disputed, then Purchaser and Sellers hereby agree that the Seattle, Washington office of Arthur Andersen LLP (the "Accounting Firm") shall resolve any remaining disputes. The Accounting Firm shall act as an arbitrator to make a determination with respect to the issues that are disputed by the parties, based on presentations by Sellers and Purchaser, and by independent review of the Accounting Firm if deemed necessary in the sole discretion of the Accounting Firm, which determination shall be limited to only those issues still in dispute. The decision of the Accounting Firm shall be final and binding and shall be in accordance with the provisions of this Section 1.05(a). The fees and expenses of the Accounting Firm, if any, shall be paid equally by Purchaser and Sellers. The date on which the Net Working Capital is finally determined pursuant to this Section 1.05(a) is referred to hereinafter as the "Determination Date."

            (b) In the event that there is a Deficiency with respect to the Net Working Capital, Sellers shall pay to Purchaser, as an adjustment to the Purchase Price, an aggregate amount equal to the Deficiency. Any payments required to be made by Sellers pursuant to this Section 1.05(b) shall be made within ten (10) days of the Determination Date by wire transfer of immediately available funds to an account designated by Purchaser.

            (c) In the event that there is a Surplus with respect to the Net Working Capital, Purchaser shall pay to Holdings, as an adjustment to the Purchase Price, an amount equal to the Surplus. Any payments required to be made by Purchaser pursuant to this Section 1.05(c) shall be made within ten (10) days of the Determination Date by wire transfer of immediately available funds to an account designated by Sellers.

      1.06 Further Assurances; Post-Closing Cooperation.

            (a) At any time or from time to time after the Closing, at Purchaser's expense, Sellers shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Companies and their Assets and Properties and Books and Records, and otherwise to cause Sellers to fulfill their obligations


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

under this Agreement and the Operative Agreements to which they are their party. Without limiting the foregoing, the parties hereto agree that following the Closing that Sellers shall use their commercially reasonable efforts to assist Purchaser and the Companies in tendering claims under policies held by Sellers or their Affiliates covering the Companies and in recovering all amounts payable in respect of such claims pursuant to such policies.

            (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Companies in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

            (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Companies not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Sellers in accordance with this paragraph shall be held confidential by Sellers in accordance with Section 14.05.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

      2.01 Organization of Sellers. Each of Holdings and Parent is duly organized, validly existing and in good standing under the Laws of the state of its organization. Each of Holdings and Parent has full power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation, in the case of Holdings, to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

      2.02 Authority. The execution and delivery by each of the Sellers of this Agreement and the Operative Agreements to which it is a party, and the performance by each Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of such Seller and the sole stockholder of Holdings, no other action on the part of such

Seller or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by such Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with their terms.

      2.03 Organization of the Companies. Each of the Companies is a corporation duly organized, validly existing and in good standing under the Laws of its state of organization, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Section 2.03 of the Disclosure Schedule lists the lines of business in which the Companies are primarily participating or engaged. Each of the Companies is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.03 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by either Company to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by such Company, as the case may be, becoming qualified or admitted and in good standing. The names of each director and officer of each Company on the date hereof, and the position with such Company held by each, are listed in Section 2.03 of the Disclosure Schedule. Sellers have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the charter and by-laws of each Company as in effect on the date hereof. Neither of the Companies has any subsidiaries.

      2.04 Capital Stock. The authorized capital stock of Heart consists solely of 50,000 shares of common stock, par value of $.01 per share, and the authorized capital stock of Cruising consists solely of 50,000 shares of Common Stock, par value $1.00 per share. There are no outstanding shares of capital stock of either Company other than the Shares. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Except as set forth in Section 2.04 of the Disclosure Schedule, Holdings owns the Shares, beneficially and of record, free and clear of all Liens. Except for this Agreement and as disclosed in Section 2.04 of the Disclosure Schedule, there are no outstanding Options with respect to either Company. The delivery of certificates at the Closing representing the Shares in the manner provided in
Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

      2.05 No Conflicts. The execution and delivery by each Seller of this Agreement do not, and the execution and delivery by each Seller of the Operative Agreements to which it is a party, the performance by each Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of either Seller or the Companies;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.05 of the Disclosure Schedule, conflict with or


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

result in a violation or breach of any term or provision of any Law or Order applicable to such Seller, either of the Companies or any of their respective Assets and Properties; or

            (c) except as disclosed in Section 2.05 of the Disclosure Schedule,
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require either Seller or either Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon either Seller, either Company or any of their respective Assets and Properties under, any Contract or License to which such Seller or such Company is a party or by which any of their respective Assets and Properties are bound, that in any such case could be reasonably expected to have a material adverse effect on the Business or Condition of the Companies or the ability of the Sellers or the Companies to consummate the transactions contemplated hereby.

      2.06 Governmental Approvals and Filings. Except as disclosed in Section
2.06 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of either Seller or either Company is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

      2.07 Books and Records. The minute books and other similar records of each of the Companies as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of such Company. The stock transfer ledgers and other similar records of each of the Companies as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Companies. Except as set forth in
Section 2.07 of the Disclosure Schedule, neither of the Companies has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of such Company.

      2.08 Financial Statements. Attached hereto in Section 2.08 of the Disclosure Schedules are true and complete copies of the balance sheets of each of the Companies as of December 31, 1997 and 1998 and November 30, 1999, and the Combined balance sheets of the Companies as of such dates and the related statements of operations and cash flows for each of the Companies and for the Companies on a Combined basis for each of the periods then ended. Except as set forth in the notes thereto and as disclosed in Section 2.08 of the Disclosure Schedule, all such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present in all material respects the financial condition and results of operations of each of the Companies individually and on a Combined basis as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Books and Records of each of the Companies regularly maintained by management and used to prepare the financial statements of such Company in accordance with the principles stated therein. Each of the Companies has maintained its respective Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

      2.09 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Companies. Without limiting the foregoing, except as disclosed in Section 2.09 of the Disclosure Schedule, there has not occurred between the Financial Statement Date and the date hereof:

            (a) any declaration, setting aside or payment of any dividend or distribution in respect of the capital stock of either Company or any direct or indirect redemption, purchase or other acquisition by such Company of any capital stock of or any Option with respect to either Company;

            (b) any authorization, issuance, sale or other disposition by either Company of any shares of capital stock of or Option with respect to such Company, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to either Company;

            (c) (x) any increase in the salary, wages, bonus or other compensation of any officer, employee or consultant of either Company in excess of 5% of such employee's compensation prior to the increase in compensation or payment of the bonus; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which such Company reasonably believed to be the least costly was chosen;

            (d) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of either Company under, any Indebtedness of or owing to such Company;

            (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Companies in an aggregate amount exceeding $10,000;

            (f) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of either Company or (y) any method of calculating any bad debt, contingency or other reserve of either Company for accounting, financial reporting or Tax purposes, or any change in the fiscal year of either Company;

            (g) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Companies in an aggregate amount exceeding $10,000;

            (h) any acquisition of or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of either Company, other than in the ordinary course of business consistent with past practice;

            (i) any disposition of any Assets or Properties of the Companies with an aggregate value of $10,000 or greater, other than in the ordinary course of business consistent with past practice;

            (j) any (A) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of either Company, (B) recapitalization, reorganization, liquidation or dissolution of either Company or (C) merger or other business combination involving either Company and any other Person;

            (k) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to
Section 2.18(a) or (B) any material License held by either Company;

            (l) capital expenditures or commitments for additions to property, plant or equipment of the Companies constituting capital assets in an aggregate amount exceeding $10,000;

            (m) any commencement or termination by either Company of any line of business;

            (n) any transaction by either Company with either Seller, any officer, director or Affiliate (other than such Company) of either Seller;

            (o) any entering into of a Contract to do or engage in any of the foregoing; or

            (p) any other material transaction involving or material development affecting either Company outside the ordinary course of business consistent with past practice.

      2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Financial Statements or in the notes thereto or as disclosed in Section 2.10 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting either Company or any of their respective Assets and Properties, other than Liabilities (i) incurred in the ordinary course of business consistent with reasonable commercial practice or (ii) which, individually or in the aggregate, are not material to the Business or Condition of the Companies.

      2.11 Taxes.

            (a) Tax Return Filings. Except as set forth in Section 2.11(a) of the Disclosure Schedule, each of the Companies has filed all Tax Returns (or the Tax Returns have been filed on behalf of each of the Companies) required to be filed by applicable law prior to the date hereof. All Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. Each of the Companies (i) has paid all Taxes that are due, or to the Knowledge of Sellers claimed or asserted by any taxing authority to be due, from each of the Companies for the periods covered by the Tax Returns and (ii) has duly and fully provided reserves adequate to pay all Taxes, including Taxes not yet due and payable, in accordance with GAAP.

            (b) Tax Liens. Except as set forth in Section 2.11(b) of the Disclosure Schedule, there are no Tax liens upon the assets of either of the Companies except liens for Taxes not yet due.

            (c) Withholding Taxes. Except as set forth in Section 2.11(c) of the Disclosure Schedules, each of the Companies has complied (and until the Closing Date will comply) with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all required amounts.

            (d) Extensions of Time for Filing Returns. Except as set forth in
Section 2.11(d) of the Disclosure Schedule, neither of the Companies has requested (and no request has been made on its behalf) any extension of time within which to file any Tax Return.

            (e) Waivers of Statute of Limitations. Except as set forth in
Section 2.11(e) of the Disclosure Schedule neither Company has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on its behalf).

            (f) Expiration of Statute of Limitations. Except as set forth in
Section 2.11(f) of the Disclosure Schedule, to the Knowledge of Sellers, no deficiency for any Taxes has been suggested, proposed, asserted or assessed against either of the Companies that has not been resolved and paid in full.

            (g) Audit, Administrative and Court Proceedings. Except as set forth in Section 2.11(g) of the Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of either Company.

            (h) Powers of Attorney. Except as set forth in Section 2.11(h) of the Disclosure Schedule, no power of attorney currently in force has been granted by either Company concerning any Tax matter.

            (i) Tax Rulings. Except as set forth in Section 2.11(i) of the Disclosure Schedule, neither Company has received any written ruling of a taxing authority relating to Taxes, or any other written and legally binding agreement with a taxing authority relating to Taxes.

            (j) Availability of Tax Returns and Associated Work Papers. The Sellers have made available (or, in the case of Tax Returns to be filed on or before the Closing Date, will make available ) to Purchaser complete and accurate copies of all Tax Returns and associated work papers in their possession filed by or on behalf of each of the Companies for all taxable years ending within six years of the Closing Date.

            (k) Code Section 341(f). Except as set forth in Section 2.11(k) of the Disclosure Schedule, neither Company has filed (and nor will they file prior to the Closing Date) a consent pursuant to Code Section 341(f) or agree to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset.

            (l) Code Section 168. Except as set forth in Section 2.11(l) of the Disclosure Schedule, no property of either Company is property that is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168.

            (m) Code Section 481 Adjustments. Except as set forth in Section 2.11(m) of the Disclosure Schedule, neither Company is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by such Company, and the Internal Revenue Service has not proposed an adjustment or change in accounting method.

            (n) Code Section 280G. Except as set forth in Section 2.11(n) of the Disclosure Schedule, neither Company is a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G.

            (o) Code Sections 6661 and 6662. To the knowledge of Sellers, all transactions that could give rise to an understatement of federal income tax (within the meaning of Code Section 6661 for Tax Returns filed on or before December 31, 1989, and within the meaning of Code Section 6662 for tax returns filed after December 31, 1989) by either of the Companies have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on such Company's Tax Returns in accordance with Code
Section 6661(b)(2)(B) for Tax Returns filed on or prior to December 31, 1989, and in accordance with Code Section 6662(d)(2)(B) for Tax Returns filed after December 31, 1989.

            (p) Loss Corporation. If either of the Companies is a loss corporation within the meaning of Code Section 382, Schedule 2.11(p) of the Disclosure Schedule lists all owner shifts for the past 3 years, all outstanding options, and all options that have been issued within the past ten years.

      2.12 Legal Proceedings. Except as disclosed in Section 2.12 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) there are no Actions or Proceedings pending or, to the Knowledge of Sellers, threatened against, relating to or affecting either Seller, either Company or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or have a material adverse effect on the Business or Condition of the Companies, or (ii) if determined adversely to such Seller or such Company, could reasonably be expected to result in (x) any injunction or other equitable relief against such Company that would interfere in any material respect with its business or operations or (y) Losses by the Companies, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $25,000;

            (b) there are no facts or circumstances Known to Sellers that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

            (c) there are no Orders outstanding against either Company.

      2.13 Compliance With Laws and Orders. Except as disclosed in Section 2.13 of the Disclosure Schedule, the Companies are not and have not at any time within the last three (3) years been, and have not received any notice that either of them is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to either Company or any of their respective Assets and Properties.

      2.14 Benefit Plans; ERISA.

            (a) Section 2.14(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Neither Company has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.14(a) of the Disclosure Schedule, no loan is outstanding between either Company and any employee.

            (b) The Companies do not maintain and are not obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

            (c) Except as set forth in Section 2.14(c) of the Disclosure Schedule, each Benefit Plan of either Company covers only employees who are employed by such Company (or former employees or beneficiaries with respect to service with such Company), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

            (d) Neither of the Companies nor any ERISA Affiliate has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

            (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and neither Company has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan has received a determination letter from the Internal Revenue Service to the effect that such Qualified Plan and related trust are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, and nothing has occurred, whether by action or inaction, which could adversely affect such determination or such status. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

            (f) None of the Sellers or the Companies is in default in performing any of its material contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Sellers or the Companies to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been reflected in the Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

            (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan or any Plan sponsored, maintained or contributed to by an ERISA Affiliate, under which either Company, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 302 of ERISA, Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 412 or 4975 of the Code.

            (h) No transaction contemplated by this Agreement will result in liability to the PBGC or otherwise under Section 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to either Company, Purchaser or any corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and, to the Knowledge of Sellers, no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Purchaser, either Company, or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Defined Benefit Plan which is a Pension Benefit Plan.

            (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

            (j) There are no pending or, to the Knowledge of Sellers, threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which could reasonably be expected to result in liability on the part of Purchaser, either Company or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

            (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

            (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the most recent plan year of such plan for which an actuarial report is available, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Sellers, there have been no material changes in such values since said date.

            (m) Complete and correct copies of the following documents have been furnished to Purchaser prior to the execution of this Agreement:

                  (i) the Benefit Plans, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

                  (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

                  (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

                  (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

                  (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

                  (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted; and

                  (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

      2.15 Real Property.

            (a) Section 2.15(a) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by each of the Companies (as lessor or lessee). Neither Company owns any real property.

            (b) Each of the Companies has adequate rights of ingress and egress with respect to the real property listed in Section 2.15(a) of the Disclosure Schedule and all buildings, structures, material facilities and fixtures and other material improvements thereon. None of such real property, buildings and other material, structures, facilities, fixtures or improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect.

            (c) Each of the Companies has valid and subsisting leasehold estates in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of such Company and of each other Person that is a party thereto, and except as set forth in Section 2.15(c) of the Disclosure Schedule, there is no, and neither Company has received notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither Company owes brokerage commissions in excess of an aggregate of $10,000 with respect to all space leased by the Companies.

            (d) The Sellers have delivered to Purchaser prior to the execution of this Agreement true and complete copies of all leases (including any amendments and renewal letters) with respect to the real property leased by each of the Companies.

            (e) Except as disclosed in Section 2.15(e) of the Disclosure Schedule, taken as a whole, the improvements on the real property identified in
Section 2.15(a) of the Disclosure Schedule are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used, and, to the Knowledge of Sellers, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

      2.16 Tangible Personal Property; Investment Assets.

            (a) Each of the Companies is in possession of and has good title to, or valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of its business, including all tangible personal property reflected on the balance sheet included in the Financial Statements and tangible personal property acquired since the Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.16(a) of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and to the knowledge of Sellers its use complies in all material respects with all applicable Laws.

            (b) Section 2.16(b) of the Disclosure Schedule describes each Investment Asset owned by the Companies on the date hereof. Except as disclosed in Section 2.16(b) of the Disclosure Schedule, all such Investment Assets are owned by each of the Companies free and clear of all Liens other than Permitted Liens.

      2.17 Intellectual Property Rights. Each of the Companies has interests in and uses the Intellectual Property disclosed in Section 2.17 of the Disclosure Schedule, each of which such Company either has all right, title and interest in or valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the business of such Company. Except as disclosed in Section 2.17 of the Disclosure Schedule or where the breach of such representation would not have a material adverse effect on the Business or Condition of the Companies, (i) each Company has the exclusive right to use the Intellectual Property disclosed in Section 2.17 of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and except as required by Law are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by such Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by such Company in respect of such Intellectual Property, (iv) the Sellers have made available to Purchaser prior to the execution of this Agreement all requested documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, (v) each Company has taken such security measures as are customary in the industry in which the Companies conduct their business to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither Company is, or has received notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of Sellers, no such Intellectual Property is being infringed by any other Person. None of the Sellers or the Companies has received notice that either Company is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Sellers, has been made to such effect that has not been resolved and, to the Knowledge of Sellers, neither Company is infringing any Intellectual Property of any other Person. No former employees, officers, agents, directors or independent contractors of either of the Companies have asserted any claim, or have any valid claim or valid right to any of the Companies' Intellectual Property.

      2.18 Contracts. Section 2.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered or made available to Purchaser prior to the execution of this Agreement), to which either Company is party or by which any of its respective Assets and Properties are bound:

            (a) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of either of the Companies to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $50,000 or any group of employees exceeding $50,000 in the aggregate;

            (b) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of either Company to engage in any business activity or compete with any Person or, except as provided in Section 4.11, prohibiting or limiting the ability of any Person to compete with such Company;

            (c) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

            (d) all Contracts relating to Indebtedness of either of the Companies or to preferred stock issued by either Company;

            (e) all material Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

            (f) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

            (g) all Contracts between or among either of the Companies, on the one hand, and either of the Sellers, any officer, director or Affiliate (other than such Company) of either Seller, on the other hand;

            (h) all collective bargaining or similar labor Contracts;

            (i) all Contracts that (A) limit or contain restrictions on the ability of either of the Companies to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require either of the Companies to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

            (j) all other Contracts (other than Benefit Plans, leases listed in Section 2.15(a) of the Disclosure Schedule and insurance policies listed in
Section 2.20 of the Disclosure Schedule) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to either of the Companies of more than $10,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to such Company.

      Each Contract required to be disclosed in Section 2.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18(b) of the Disclosure Schedule neither of the Companies, to the Knowledge of Sellers, nor any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract), in any material respect. Sellers have delivered true, correct and complete copies of the Contracts listed in Section 2.18(a) of the Disclosure Schedule to Purchaser.

      2.19 Licenses. Section 2.19 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of each of the Companies (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.19 of the Disclosure Schedule:

            (a) each Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

            (b) each License listed in Section 2.19 of the Disclosure Schedule is valid, binding and in full force and effect; and

            (c) neither Company is, or has received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License which default, either individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Business or Condition of the Companies.

      2.20 Insurance. Section 2.20 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of either of the Companies or affect or relate to the ownership, use or operation of any of the Assets and Properties of either of the Companies and that (i) have been issued to such Company or (ii) have been issued to any Person (other than such Company) for the benefit of such Company. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse as to any claim arising prior to the Closing by reason of the transactions contemplated by this Agreement. Each policy listed in Section 2.20 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither of the Companies nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. To Sellers' knowledge, the insurance policies listed in Section 2.20 of the Disclosure Schedule are placed with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of the Companies, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither of the Companies nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

      2.21 Affiliate Transactions. Except as disclosed in Section 2.18(g) or
Section 2.21(a) of the Disclosure Schedule, (i) after the Closing there will be no intercompany Liabilities between either of the Companies, on the one hand, and either of the Sellers, any officer, director or Affiliate (other than such Company) of either Seller, on the other, (ii) neither of the Sellers nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to either of the Companies, (iii) neither of the Companies provides or causes to be provided any assets, services or facilities to either of the Sellers or any such officer, director or Affiliate and (iv) neither of the Companies beneficially own, directly or indirectly, any Investment Assets issued by either of the Sellers or any such officer, director or Affiliate. Except as disclosed in Section 2.21(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.21(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Section 2.21(c) of the Disclosure Schedule, since the Financial Statement Date neither Seller has paid or incurred any Liability on behalf of either of the Companies that has not been reimbursed by the Companies and all settlements of intercompany Liabilities between either of the Companies, on the one hand, and either of the Sellers or any such officer, director or Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with reasonable commercial practices.

      2.22 Employees; Labor Relations.

            (a) Section 2.22 of the Disclosure Schedule contains a list of the name of each officer and employee of the Companies as of the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Neither of the Sellers has received any information that would lead it to believe that a material number of such persons or that any such person that is material to the operation of either Company will or may cease to be employees, or will refuse offers of employment from Purchaser.

            (b) Except as disclosed in Section 2.22 of the Disclosure Schedule,
(i) no employee of either of the Companies is presently a member of a collective bargaining unit and, to the Knowledge of Sellers, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of such Company, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five
(5) years against either Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since January 19, 1999, there has been no work stoppage, strike or other concerted action by employees of either Company. During that period, each of the Companies has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

      2.23 Environmental Matters. Each Company has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of such Company, the absence of which could result in fines or penalties in excess of $25,000 or in injunctive relief. Each of such Licenses is in full force and effect and contains no provisions or conditions that would materially interfere with the business of either Company and each Company is in compliance with the terms and conditions of all such Licenses and with any applicable Environmental Law, the failure to comply with which could be reasonably expected to result in fines or penalties in excess of $25,000 or in injunctive relief. In addition, except as set forth in Section 2.23 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) No Order has been issued, no Environmental Claim has been asserted, no penalty has been assessed and, to the Knowledge of Sellers, no investigation or review is pending and no Environmental Claim or penalty has been threatened by any Governmental or Regulatory Authority under any Environmental Law in connection with the conduct of the business or operations of the Companies or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material generated by such Company, and there are no facts or circumstances in existence which could be reasonably expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

            (b) The Companies do not own, operate or lease a treatment, storage or disposal facility for Hazardous Materials requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law and no site or facility now or previously owned, operated or leased by the Companies is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any site or facility now or previously owned, operated or leased by the Companies.

            (c) Neither of the Companies has transported or arranged for the transportation of any Hazardous Material to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against either Company.

            (d) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Companies, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of the Sellers, is in process that could subject any such site or facility to such Liens, and neither Company would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

            (e) The Sellers and the Companies have delivered to Purchaser all environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Sellers or the Companies in relation to any site or facility now or previously owned, operated or leased by the Companies.

      2.24 Substantial Customers and Suppliers. Section 2.24(a) of the Disclosure Schedule lists the ten (10) largest customers of each of the Companies for the last three fiscal years and for the latest available interim period, on the basis of revenues for goods sold or services provided, and the revenues of the Companies generated by each such customer during such periods.
Section 2.24(b) of the Disclosure Schedule lists the ten (10) largest suppliers of each of the Companies for the last three fiscal years and for the latest available interim period, on the basis of cost of goods or services purchased. Except as disclosed in Section 2.24(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to either Company since the Financial Statement Date, or to the Knowledge of Sellers, has threatened to or intends to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Section 2.24(d) of the Disclosure Schedule, to the Knowledge of Sellers, no such customer or supplier is threatened with bankruptcy or insolvency.

      2.25 Bank and Brokerage Accounts; Investment Assets. Section 2.25 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which either Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of either Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

      2.26 No Powers of Attorney. Except as set forth in Section 2.26 of the Disclosure Schedule, neither Company has powers of attorney or comparable delegations of authority outstanding.

      2.27 Accounts Receivable; Accounts Payable. Except as set forth in Section 2.27(a) of the Disclosure Schedule, the accounts and notes receivable of the Companies reflected on the balance sheets included in the Financial Statements, and all accounts and notes receivable arising subsequent to the Financial Statement Date, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) to the Knowledge of Sellers are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheets included in the Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of either Company. Section 2.27(b) of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of each of the Companies. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for such Company, as the case may be, a perfected security interest in the related collateral, have been taken. Attached hereto as Section 2.27(c) of the Disclosure Schedule is an aging report with regard to accounts receivable of each of the Companies as of December 31, 1999. Attached hereto as Section 2.27(d) of the Disclosure Schedule is an aging report with regard to accounts payable of each of the Companies as of December 31, 1999.

      2.28 Inventory. All inventory of the Companies reflected on the balance sheets included in the Financial Statements consisted, and all such inventory acquired since the Financial Statement Date consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to reserves established in accordance with GAAP. Except as disclosed in Section 2.10 of the Disclosure Schedule or in the notes to the Financial Statements, all items included in the inventory of each Company are the property of such Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by such Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities. Except as set forth in Section 2.28 of the Disclosure Schedule, neither Company has sold any inventory that is subject to any repurchase or return arrangement or obligation.

      2.29 Brokers. Except for Millbrook Capital Management, Inc., whose fees, commissions and expenses are the sole responsibilities of the Sellers, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with Purchaser without the intervention of any Person on behalf of the Sellers in such manner as to give rise to any valid claim by any Person against Purchaser or either Company for a finder's fee, brokerage commission or similar payment.

      2.30 Product Liabilities and Product Warranties. Except as disclosed in
Section 2.30(a) of the Disclosure Schedule, there are no pending or, to the Knowledge of Sellers, threatened Product Liability Claims against either of the Companies. Section 2.30(b) of the Disclosure Schedule sets forth a summary of each Product Liability Claim in excess of $10,000 paid by either of the Companies or by Sellers in the past five years. Except as set forth on Section 2.30(c) of the Disclosure Schedule, there is no manufacturing design or defect Known to Sellers that could be reasonably expected to result in a material liability to the Companies. Standard form product warranties issued by each of the Companies are listed and described in 2.30(b) of the Disclosure Schedule. The reserves set forth on the Financial Statements are adequate for all pending, threatened and reasonably anticipated Product Warranty Claims. There are no uninsured Product Liability Claims that are pending or, to the Knowledge of Sellers, threatened.

      2.31 Indebtedness. Neither of the Companies has any outstanding Indebtedness.

      2.32 Disclosure. All material facts relating to the Business or Condition of the Companies have been disclosed and all material documents relating to the Business or Condition of the Companies have been provided to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to the Sellers as follows:

      3.01 Organization. Purchaser is a limited liability corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

      3.02 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

      3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of formation or limited liability company agreement of Purchaser;

            (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

            (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

      3.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

      3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

      3.06 Purchase for Investment. The Shares will be acquired by Purchaser for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser. Purchaser will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Sellers to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

      3.07 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against such Seller or the Company for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV
                              COVENANTS OF SELLERS

      Sellers jointly and severally covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Sellers will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

      4.01 Regulatory and Other Approvals. Sellers will, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers or the Company to consummate the transactions contemplated hereby, including without limitation those described in Sections 2.05 and 2.06 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities, including without limitation the Federal Trade Commission or the Antitrust Division of the Department of Justice, or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, including any requests for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, and (c) cooperate with Purchaser in connection with the performance of its obligations under Section 5.01 and in connection with resolving any investigation or other inquiry commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any material communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

      4.02 Intentionally Omitted.

      4.03 Investigation by Purchaser. Sellers will, and will cause each Company to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of such Company and their Assets and Properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of such Company as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

      4.04 No Solicitations. Sellers will not take, nor will they permit either of the Companies or any Affiliate of either Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sellers, the Companies or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to either Company or permitting access to the Assets and Properties and Books and Records of such Company) any offer or inquiry from any Person concerning an Acquisition Proposal. If any of the Sellers, the Companies or such Affiliates (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, the Sellers will promptly advise such Person, by written notice, of the terms of this Section 4.04 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

      4.05 Conduct of Business. Sellers will cause each of the Companies to conduct business only in the ordinary course consistent with reasonable commercial practices. Without limiting the generality of the foregoing, Sellers will:

            (a) cause each Company to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of such Company, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of such Company, (iii) maintain the Assets and Properties of the Companies, taken as a whole, in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom such Company sells goods or provides services or with whom such Company otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities and research and development activities relating to the business and operations of such Company;

            (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner,
(ii) not permit any material change in (A) any investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of either Company, or (B) any method of calculating any bad debt, contingency or other reserve of either Company for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of either Company;

            (c) (i) use, and will cause each Company to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.20 of the Disclosure Schedule, (ii) to the extent that any amounts are paid under such Contracts (whether before or after the Closing Date) with respect to the business, operations, employees or Assets and Properties of either Company, cause such amounts to be paid to such Company, and
(ii) use commercially reasonable efforts to cause any and all benefits under such Contracts paid or payable (whether before or after the Closing Date) with respect to the business, operations, employees, or Assets and Properties of either Company to be paid to such Company; and

            (d) cause each Company to comply, in all material respects, with all Laws and Orders applicable to the business and operations of such Company, and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

      4.06 Financial Statements and Reports; Filings. The Sellers shall deliver to Purchaser drafts of the unaudited Combined financial statements of the Companies for the year ended December 31, 1999 that will be submitted to PricewaterhouseCoopers LLP for audit and a draft of the Audited Financial Statements and the audit report of PricewaterhouseCoopers LLP with respect thereto as promptly as practicable following preparation of such drafts. As promptly as practicable and in any event no later than (a) 20 days after the end of each month ending after December 31, 1999 and prior to the date hereof with respect to which Purchaser has not received financial statements prior to the date hereof and each month ending after the date hereof and before the Closing Date (other than the end of a fiscal quarter), (b) thirty (30) days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or (c) sixty (60) days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, Sellers will deliver to Purchaser true and complete copies of the unaudited balance sheet, and the related unaudited statements of operations, stockholders' equity and cash flows, of each Company and for the Companies on a Combined basis, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Financial Statements.

            (a) As promptly as practicable, Sellers will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses as may be prepared or received by Sellers or each Company relating to the business or operations of such Company or as Purchaser may otherwise reasonably request.

            (b) As promptly as practicable, Sellers will deliver copies of all License applications and other filings made by each Company after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

      4.07 Employee Matters. Except as may be required by Law, Sellers will refrain, and will cause each Company to refrain, from directly or indirectly:

            (a) making any representation or promise, oral or written, to any officer, employee or consultant of either Company concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

            (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of either Company;

            (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Sellers reasonably believe to be the least costly is chosen; or

            (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement.

      Sellers will cause each of the Companies to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Sellers will promptly notify Purchaser in writing of each receipt by Sellers or either Company (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan. Sellers will not take any action to discourage or otherwise dissuade any employee of the Companies who is designated by Purchaser from executing an employment contract in form and substance satisfactory to Purchaser with the Company that currently employs such employee.

      4.08 Certain Restrictions. Sellers will cause each of the Companies to refrain from:

            (a) amending its certificate or article of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

            (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to such Company, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to such Company;

            (c) (i) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of such Company other than distributions of intercompany accounts and distributions made prior to the Closing Date solely from cash on hand as of the date hereof or cash from operations of such Company between the date hereof and the day prior to the Closing Date, or (ii) directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to such Company;

            (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

            (e) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to Section 2.18(a) or (B) any material License or (ii) granting any irrevocable powers of attorney;

            (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by such Company or any Contract to which such Company is a party or by which any of its respective Assets and Properties is bound;

            (g) (i) incurring Indebtedness or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company under, any Indebtedness of or owing to such Company;

            (h) engaging with any Person in any merger or other business combination;

            (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $50,000;

            (j) making any change in the lines of business in which they participate or are engaged;

            (k) selling, disposing of, writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

            (l) entering into any Contract to do or engage in any of the foregoing.

      4.09 Affiliate Transactions. Except as contemplated by Section 4.08(c) or as set forth in Section 4.09 of the Disclosure Schedule, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between either Seller, any officer, director or Affiliate

(other than the Company) of either Seller, on the one hand, and either Company, on the other, will be paid in full or, to the extent not paid, contributed to the equity capital of the Companies, and each Seller will terminate and will cause any such officer, director or Affiliate to terminate each such Contract with the Companies. Prior to the Closing, neither Company will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section 2.18(a)(vii) of the Disclosure Schedule), with either Seller or any such officer, director or Affiliate.

      4.10 Books and Records. On the Closing Date, Sellers will deliver or make available to Purchaser at the offices of either Company all of the Books and Records, and if at any time after the Closing Sellers discover in their possession or under their control any other Books and Records, they will forthwith deliver such Books and Records to Purchaser.

      4.11 Noncompetition.

            (a) Sellers and their Affiliates will, for a period of three (3) years from the Closing Date refrain from, either alone or in conjunction with any other Person, or directly or indirectly through their respective present or future Affiliates:

                  (i) employing, engaging or seeking to employ or engage any individual who within the prior six (6) months had been an officer or employee of either Company with the title of Manager or a higher ranking, unless such officer or employee (A) resigns voluntarily (without any solicitation or encouragement from Sellers or any of their Affiliates) or (B) is terminated by such Company after the Closing Date;

                  (ii) causing or attempting to cause (A) any client, customer or supplier of either Company to terminate or materially reduce its business with such Company or (B) any officer, employee or consultant of either Company to resign or sever a relationship with such Company;

                  (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to either Company or any of their respective clients, customers or suppliers; or

                  (iv) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in the manufacture, marketing, sale or distribution of power conversion equipment or instrumentation systems to monitor and control power conversion equipment; provided, that direct or indirect ownership of 47% of the outstanding stock of Mastervolt B.V. and the voting of such shares and designation of a member of the board of directors of Mastervolt B.V. and its Affiliates shall not be deemed a breach of this covenant.

            (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

            (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Sellers hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

      4.12 Notice and Cure. Sellers will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Sellers, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article XII.

      4.13 Fulfillment of Conditions. Sellers will execute and deliver at the Closing each Operative Agreement that Sellers are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit either Company to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

      4.14 Qualified Plans. Immediately prior to the Closing, Sellers will cause each Qualified Plan sponsored by the Sellers or any of their Affiliates (other than the Companies) (the "Seller Plans") to fully vest each participant employed by the Companies in their account balances under such Seller Plan as of the Closing Date. In addition, Seller shall cause the Seller Plans to permit each participant employed by the Companies to receive a lump sum distribution of their account balances under such plans as soon as administratively feasible following the Closing Date to the extent allowable by law.

                                   ARTICLE V
                             COVENANTS OF PURCHASER

      Purchaser covenants and agrees with the Sellers that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent the Sellers may otherwise consent in writing.

      5.01 Regulatory and Other Approvals. Purchaser will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules
3.03 and 3.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as either Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with each of the Sellers and each of the Companies in connection with the performance of their obligations under Sections 4.01 and 4.02. Purchaser will provide prompt notification to the Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

      5.02 Intentionally Omitted.

      5.03 Notice and Cure. Purchaser will notify Sellers in writing of, and contemporaneously will provide Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' rights to seek indemnity under Article XI.

      5.04 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition. As of the date hereof, Purchaser has no reason to believe that the condition set forth in Section 6.06 will not be timely satisfied.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

      The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

      6.01 Representations and Warranties. Each of the representations and warranties made by the Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date, except for the representations and warranties contained in Section 2.09 to the extent that such failure to be true and correct in all material respects on and as of the Closing Date is a result of the effects of general economic conditions arising between the date hereof and the Closing Date that are not unique to the Companies but also affect other Persons who participate or are engaged in the lines of business in which the Companies participate or are engaged; provided that to the extent that any representation or warranty is qualified as to materiality pursuant to the terms of such representation or warranty, such representation or warranty shall be true and correct in all respects as of the Closing Date unless such representation or warranty was made as of a specified date earlier than the Closing Date in which case such representation shall be true and correct in all respects on and as of such earlier date.

      6.02 Performance. Each of the Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Seller at or before the Closing.

      6.03 Officers' Certificates. Each of the Sellers shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of such Seller by the Chairman of the Board, the President or any Executive or Senior Vice President of such Seller, substantially in the form and to the effect of Exhibit B hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of such Seller, substantially in the form and to the effect of Exhibit C hereto.

      6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, either Company or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

      6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Sellers to perform their obligations under this Agreement and the Operative

Agreements and to consummate the transactions contemplated hereby and thereby
(a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

      6.06 Third Party Consents; Release of Liens. The lenders pursuant to Purchaser's credit facility shall have consented in writing to the transactions contemplated hereby, provided that this condition shall be deemed to have been waived if such consent is not obtained on or prior to February 25, 2000 and Purchaser shall not have terminated this Agreement on or prior to such date pursuant to the provisions of Section 12.01(e) hereof. There shall be no Liens on the Shares or, except for Permitted Liens, the Assets and Properties of the Companies and any guaranties by the Companies of the obligations of any other Person shall have been terminated and the Companies shall have been released from all of their obligations thereunder. Sellers shall have delivered Purchaser evidence reasonably satisfactory to Purchaser that there are no such Liens and that all such guaranties have been terminated.

      6.07 Opinion of Counsel. Purchaser shall have received the opinion of RubinBaum LLP, counsel to the Sellers and the Companies, dated the Closing Date, substantially in the form and to the effect of Exhibit D hereto, and to such further effect as Purchaser may reasonably request.

      6.08 Resignations of Directors and Officers. Such members of the boards of directors and such officers of the Companies as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchaser to Sellers shall have tendered, effective at the Closing, their resignations as such directors and officers.

      6.09 Escrow Agreement. Each of the Sellers and the Escrow Agent shall have entered into the Escrow Agreement.

      6.10 Proceedings. All proceedings to be taken on the part of either of the Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      6.11 No Material Change. There shall have been no material adverse change in the Business or Condition of the Companies except for changes resulting from the effects of general economic conditions arising between the date hereof and the Closing Date that are not unique to the Companies but also affect other Persons who participate or are engaged in the lines of business in which the Companies participate or are engaged.

                                  ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF SELLERS

      The obligations of the Sellers hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Sellers in their sole discretion):

      7.01 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

      7.02 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

      7.03 Officers' Certificates. Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the Chairman of the Board, the President or any Executive or Senior Vice President of Purchaser, substantially in the form and to the effect of Exhibit E hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit F hereto.

      7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

      7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit each Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

      7.06 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by each Seller of its obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 7.06 of the Disclosure Schedules (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

      7.07 Letters of Credit. Purchaser shall have delivered to Sellers or Affiliates of Sellers letters of credit from financial institutions and in form and substance reasonably satisfactory to Sellers with respective face amounts equal to, and expiration and renewal provisions substantially similar to, the letters of credit issued by lenders of Sellers or Affiliates of Sellers in respect of payment obligations of the Companies for supplies, inventory and other items purchased by the Companies in the ordinary course of business.

      7.08 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers, and the Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII
                       TAX MATTERS AND POST-CLOSING TAXES

      8.01 Preparation And Filing of Tax Returns. Any tax sharing agreements, tax settlement agreements, arrangements, policies or guidelines, formal or informal, express or implied that may exist between the Companies and Seller or any Affiliate of Seller (other than the Companies) shall terminate as of the Closing Date and, except as specifically provided herein, any obligation to make payments under such agreements shall be cancelled as of the Closing Date. Sellers shall prepare and timely file or shall cause to be prepared and timely filed all Federal, state, local and foreign Tax Returns in respect of the Companies, their assets or activities that (a) are required to be filed on or before the Closing Date or (b) are required to be filed after the Closing Date and (i) are consolidated, combined or unitary Tax Returns or (ii) are with respect to income taxes and are required to be filed on a separate Tax Return basis for any tax period ending on or before the Closing Date. At Purchaser's request, Sellers shall, to the extent permitted by law, cause the Companies to end their respective taxable years on the Closing Date for state income tax purposes, provided that Purchaser shall promptly reimburse Sellers for any additional reasonable costs and expenses, including reasonable accounting costs, incurred by Sellers in connection with the preparation of Tax Returns relating to such taxable year. Purchaser shall prepare or cause to be prepared and shall file or cause to be filed all other Tax Returns required of the Companies or in respect of their assets or activities. Any such Tax Returns that include periods ending on or before the Closing Date or that include the activities of the Companies prior to the Closing Date shall, insofar as they relate to the Companies, be on a basis consistent with the last previous such Tax Returns filed in respect of the Companies, unless Sellers or Purchaser, as the case may be, concludes that there is no reasonable basis for such position. None of Purchaser or either of the Companies shall file any amended Tax Returns for any periods for or in respect of the Companies with respect to which Purchaser is not obligated to prepare or cause to be prepared the original such Tax Returns pursuant to this Section 8.01 without the prior written consent of Sellers; provided that nothing in the preceding sentence shall limit the right of the Companies, subject to Section 8.04, to cooperate with a taxing authority in resolving and determining the tax consequences of any Tax Claim (as such term is defined in Section 8.04(a)).

            (a) Carryforwards and Carrybacks. Purchaser shall cause each of the Companies to elect, and where such election does not affect the treatment of any tax item of Purchaser or any Purchaser Affiliate other than the Companies, where permitted by law, to carry forward any net operating loss, charitable contribution or other item arising after the Closing Date that could, in the absence of such an election, be carried back to a taxable period of each of the Companies ending on or before the Closing Date in which such Company was included in a consolidated, combined or unitary Tax Return.

            (b) Refunds. Sellers shall be entitled to retain, or receive payment as promptly as practicable from Purchaser (including the Companies) of, any refund or credit with respect to Taxes (including, without limitation, refunds and credits arising by reason of amended Tax Returns files after the Closing Date or otherwise) with respect to any Tax period ending on or before the Closing Date relating to the Companies; provided, however that Purchaser and the Companies shall be entitled to retain, or receive immediate payment from Sellers of, any such refund or credit to the extent that such refund or credit arises as a result of the use or application

(as provided in Section 8.01(b)) of any net operating loss or charitable contribution, net capital loss, foreign tax credit or research and development credit or other item of the Companies for any tax year ending on any date following the Closing Date to any period of the Companies ending on or before the Closing Date. Purchaser and the Companies shall be entitled to retain, or receive immediate payment from Sellers of, any refund or credit with respect to Taxes with respect to any taxable period beginning after the Closing Date relating to any of the Companies. Purchaser and Sellers shall equitably apportion any refund or credit with respect to Taxes with respect to any taxable period that included (but does not end on) the Closing Date.

      8.02 Tax Cooperation. After the Closing Date, each of the parties will cooperate with the other in the preparation of all Tax Returns and will provide (or cause to be provided) any records and other information any party requests, and will provide access to, and the cooperation of its auditors. Each of the parties will cooperate with the other in connection with any Tax investigation, audit or other proceeding.

      8.03 Tax Indemnification.

            (a) After the Closing Date, each of the Sellers will jointly and severally indemnify and hold harmless Purchaser and each of the Companies from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to, (i) any Taxes of either of the Companies for all taxable periods ending on or before the Closing Date, (ii) any Tax liabilities of either of the Companies for any taxable periods including the Closing Date, in an amount equal to the Tax liability that would have resulted had the last day of the period been the Closing Date and had the books of such Company been closed on that date, with the taxable income being determined under the principles of appropriate law, and Taxes other than income Taxes for which the last day of the taxable period is not the Closing Date will be allocated pro rata per day between the period ending on the Closing Date and the period commencing after the Closing Date. Any amount payable by the Sellers as computed by Purchaser under this Section will be remitted to Purchaser at least three business days prior to the due date of the respective Tax Returns (with interest being imposed at the Federal Funds Rate for any late payment), and (iii) any Taxes imposed on either of the Sellers. Notwithstanding the foregoing, Sellers shall not indemnify, defend or hold harmless Purchaser from any liability for Taxes attributable to any action taken on the Closing Date by Purchaser, any of its Affiliates (including the Companies), or any transferee Purchaser or any of its Affiliates outside of the ordinary course of business (other than any such action expressly required or otherwise expressly contemplated by this Agreement or with the written consent of Sellers (a "Buyer Tax Act"),

            (b) Purchaser shall, and shall cause the Companies to, indemnify, defend and hold the Sellers harmless from and against (i) for all taxable periods beginning after the Closing Date and for that portion of any taxable period including the Closing Date for which Seller is not responsible pursuant to Section 8.03(a)(ii), all liability for Taxes of the Companies, (ii) all liability for Taxes attributable to a Buyer Tax Act, and (iii) all liability for reasonable legal, accounting and appraisal fees and expenses with respect to any item described in clause (i) or (ii) above.

            (c) Any indemnity payment required to be made pursuant to this Section shall be paid within 30 days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than five business days prior to the date on which the relevant Taxes are required to be paid to the relevant taxing authority (including estimated Tax payments).

      8.04 Tax Contests.

            (a) If a claim shall be made by any taxing authority (a "Tax Claim") which, if successful, might result in an indemnity payment to Purchaser pursuant to Section 8.03 Purchaser shall promptly notify Sellers of such claim; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent Sellers has actually been prejudiced as a result of such failure.

            (b) With respect to any Tax Claim relating to Taxes and relating to a taxable period ending on or before the Closing Date, Sellers shall control all proceedings any may make all decisions taken in connection with such Tax Claim (including selection of counsel, which counsel shall be reasonably acceptable to Purchaser) and, without limiting the foregoing, may in their sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conference with any taxing authority with respect thereto, and may, in their sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. Notwithstanding the foregoing, Sellers shall not settle any Tax Claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Furthermore, Purchaser, and counsel of its own choosing, shall have the right to participate fully in the prosecution or defense of such Tax Claim, and Sellers shall inform Purchaser, promptly in advance, of the date, time and place of all administrative or judicial meetings, conferences, hearings and other proceedings relating to such Tax Claim and shall provide Purchaser all information document requests and responses, proposed notices of deficiency, notices of deficiencies, revenue agents' reports, protests, petitions and any other documents relating to such Tax Claim promptly upon receipt from, or in advance of submission to (as the case may be), the relevant taxing authority. Purchaser shall be entitled to have its representatives attend and participate in any such administrative or judicial meeting, conference, hearing or other proceeding. Before taking any action with respect to the conduct of such Tax Claim (including, but no limited to, the submission of any protest, petitions or responses to information document requests), Sellers shall first consult with Purchaser in good faith about such action.

            (c) Seller and Buyer shall jointly control and participate in all proceedings taken in connection with any Tax Claim relating to Taxes of the Companies for any Tax period preceding, or including, the Closing Date. Neither Sellers nor Purchaser shall settle any such Tax Claim without the prior written consent of the other.

            (d) Purchaser shall control all proceedings with respect to Taxes for any taxable period beginning after the Closing Date.

            (e) Purchaser, the Companies, and each of their respective Affiliates, on the one hand, and Sellers and their respective Affiliates, on the other, shall cooperate in contesting any Tax Claims, which cooperation shall include the retention and (upon request) the provision to the requesting party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder to testify at proceedings relating to such Tax Claim.

      8.05 Section 338(h)(10) Election.

            (a) Purchaser may choose to make an election under Section 338(g) of the Code and, if it so elects, Section 338(h)(10) of the Code and to make (or not to make or to elect out of) an election under any provision of state or local law comparable to Section 338(g) or Section 338(h)(10) (the "Section 338 Elections") with respect to the acquisition of the stock of the Companies. Purchaser shall provide written notice of such choice to make any Section 338 Elections (and of any states with respect to which it may, but will not, make or will elect out of a Section 338 Election) to Sellers on or before the date by which such Section 338 Elections must be made pursuant to the applicable provisions of the Code (the "Due Date"), and Sellers shall, and shall cause any required Affiliate to, jointly make with Purchaser any such election under
Section 338(h)(10) of the Code and any comparable provision of state or local law.

            (b) From and after the date hereof, Sellers shall make available to Purchaser accurate information as reasonably requested by Purchaser, within 60 days of the first such request and as promptly as practicable (but not later than 30 days) after each subsequent request, that is sufficient to enable Purchaser to decide whether it will choose to make the Section 338 Elections as provided in Section 8.05(a) hereof and to determine the Section 338 Indemnity Amount Purchaser would have to pay Sellers pursuant to Section 8.05(c) hereof in the event Purchaser decides to make such elections. Purchaser shall be responsible for the preparation and filing of all Section 338 Forms and Sellers shall cooperate with Purchaser in such preparation and filing. "Section 338 Forms" means all returns (other than income and franchise tax returns the responsibility for the preparation of which is governed by Section 8.01 hereof), documents, statements and other forms that are required to be submitted to any federal, state or local taxing authority in connection with the Section 338 Elections. Purchaser shall prepare any required Section 338 Forms and shall provide Sellers with a copy of such Forms together with the Allocation Schedule (as defined below) no later than 75 days before the Due Date. Sellers shall execute and deliver to Purchaser such documents or forms (including executed
Section 338 Forms) as are requested and are required by any laws to properly complete the Section 338 Forms, at least 60 days prior to the Due Date.

            (c) (i) In the event Purchaser and Sellers join in the Section 338 Elections as provided in Section 8.05 hereof, in addition to any other obligation it may have to indemnify and hold harmless Sellers pursuant to this Agreement (but without duplication), Purchaser agrees to indemnify Sellers in an amount equal to the excess of (x) the aggregate liability of Holdings and its Subsidiaries for Taxes for the taxable year that includes the Closing Date which would have been payable if the sale of the stock of the Companies was the only transaction during such period (except that net operating losses for the year that ends on the Closing Date (computed without regard to income and loss from the deemed sale of assets of the Companies pursuant to any Section 338 Elections), net operating loss carryforwards and other losses and credits, in each case, attributable to the Companies shall be taken into account), over (y) the aggregate hypothetical tax liability of Holdings and its Subsidiaries for the taxable year that includes the Closing Date which would have been payable if the sale of the stock of the Companies were the only transactions during such period and Sellers did not make an election under
Section 338(h)(10) of the Code. Such excess shall be determined without regard to any interest or penalties payable by Holdings and its Subsidiaries, except to the extent such interest and penalties were incurred solely as a result of any action or delay by Purchaser in connection with the making of any Section 338 Election (including any penalties that are attributable to the allocation prepared by Purchaser pursuant to Section 8.05(e)). For purposes of computing the "aggregate hypothetical tax liability" of Holdings and its subsidiaries, it shall be assumed that actual federal, state and local tax rates apply. The indemnity amount described in this Section 8.05(c)(i) (the "Section 338 Indemnity Amount") shall be determined on an after-tax basis, assuming actual federal, state and local tax rates apply, by taking into account any income recognized by Sellers as the result of the receipt of such amount. The determination required by the preceding sentence shall assume that the sale of the stock of the Companies and the payment of the Section 338 Indemnity Amount were the only transactions during the applicable period.

                  (ii) No later than 30 days after the date the Section 338 Forms and the Allocation Schedule are provided to Sellers, PricewaterhouseCoopers, LLP (or any other nationally recognized firm of independent certified public accountants retained by Sellers ("Sellers' Accountants")) shall compute the Section 338 Indemnity Amount and shall deliver, within such 30-day period, such computation to Purchaser. Purchaser and a firm of independent public accountant designated by Purchaser ("Purchaser's Accountants") will be entitled to reasonable access during normal business hours to relevant records, personnel and working papers in order to aid their review of the Section 338 Indemnity Amount. The computation of the Section 338 Indemnity Amount shall be deemed accepted by Purchaser except to the extent, if any, Purchaser or Purchaser's Accountant shall have delivered within 30 days of receipt of Seller's computation a written notice specifying any objections or requesting information as to the computation. If Purchaser or Purchaser's Accountant specifies any objections either initially or upon the receipt of additional information, Purchaser and Seller shall negotiate in good faith to resolve such dispute. If, after a period of thirty (30) days following the date on which Purchaser gives Sellers notice of any such objections, any such proposed objection still remains disputed, then purchaser and Sellers hereby agree that the Accounting Firm shall resolve any remaining disputes. The Accounting Firm shall act as an arbitrator to make a determination with respect to the issues that are disputed by the parties, based on presentations by Sellers and purchaser, and by independent review of the Accounting Firm if deemed necessary in the sole discretion of the Accounting Firm, which determination shall be limited to only those issues still in dispute. The decision of the Accounting Firm shall be final and binding. The fees and expense of the Accounting Firm, if any, shall be paid by Purchaser unless the Accounting Firm determines that the Section 338 Indemnity Amount as initially computed exceeded the Section 338 Indemnity Amount as determined by the Accountants by at least 10% of the Section 338 Indemnity Amount calculated by Sellers, in which case the fees and expenses of Accountant shall be paid by Sellers. Purchaser shall as promptly as practicable reimburse Sellers for fees of Sellers' Accountants in connection with this Section 8.05 upon receipt of Sellers' Accountants' bill for such fees.

                  (iii) Within 15 business days prior to the payment by Sellers of Taxes attributable to the Section 338 Elections, Sellers shall deliver to Purchaser either (x) a statement stating that the Section 338 Indemnity amount calculated pursuant to Section 8.05(c)(i) is due or (y) a statement of Seller's Accountants (the "Accountant's Certificate") providing a recomputation of the
Section 338 Indemnity Amount, which recomputation shall vary from the Section 338 Indemnity Amount calculated pursuant to Section 8.05(c)(i) only to the extent necessary to take into purchase price adjustments occurring after the date the Section 338 Indemnity Amount was computed pursuant to Section 8.05(c)(i)). If Purchaser disputed the amount of any recomputation, the dispute resolution procedure of
Section 8.05(c)(ii) shall apply. Purchaser shall, five (5) Business Days after receipt of Seller's statement referred to in clause (x) of the preceding sentence or of the Account's Certificate pursuant to clause (y) of such sentence, pay to Seller the amount, if clause (i) is applicable, of the Section 338 Indemnity Amount or, if clause (y) is applicable, of any undisputed amount set forth in the Accountant's Certificate; provided that Purchaser shall, promptly after the resolution of any dispute pay Seller the excess of the
Section 338 Indemnity Amount as finally determined over the undisputed amount previously paid by Seller. Any payments to Sellers pursuant to the Section 8.05(c)(iii) are sometimes hereinafter referred to as "Tax Indemnity Payments."

                  (iv) The Section 338 Indemnity Amount shall be subject to adjustment in the event of any change in the amounts referred to in clauses (x) and (y) of Section 8.05(c)(i) as a result of (1) adjustments to the Purchase Price and other items affecting the Allocation Schedule and (2) any adjustment by a relevant taxing authority to the Tax Returns reporting the effects of the Tax Elections. Sellers shall promptly notify Purchaser of any proposed adjustments by a taxing authority that could result in an adjustment to the
Section 338 Indemnity Amount and shall consult in good faith as to any responses to such taxing authority and shall not agree to any adjustment without Purchaser's consent, which shall not be unreasonably withheld. Sellers shall promptly notify Purchaser if the Section 338 Indemnity Amount is subsequently increased or decreased and shall provide a statement of Sellers' Accountants setting forth the amount of, and the reason for, such increase or decrease. Purchaser's Accountants may review and discuss the computation of the Section 338 Indemnity Amount, as adjusted.

            (d) (i) The Taxes incurred by reason of the deemed sale of assets and liquidation resulting from an election under Section 338(g) and Section 338(h)(10) of the Code or any comparable provision of state or local law made pursuant to Section 8.05 hereof shall be considered Taxes attributable to the periods ending on or before the Closing Date for purposes of this Agreement. Accordingly, Returns with respect to such Taxes shall be prepared and filed in accordance with Section 8.01 hereof and consistent with the computation of the
Section 338 Indemnity Amount.

                  (ii) Taxes resulting from an election under Section 338(g) or any comparable provision of state or local law shall not be considered Taxes attributable to periods ending on or before the Closing Date for purposes of this Agreement if an accompanying election under Section 338(h)(10) of the Code or comparable provision under state or local law is not made, any Return due as a result of such an election shall be prepared and filed by Purchaser, and Sellers shall not be required to indemnify Purchaser pursuant to this Article VIII for such Taxes.

            (e) The consideration paid by Purchaser for the Companies, liabilities of the Companies and other relevant items shall be allocated in accordance with the rules of Section 338 of the Code and Treasury Regulations thereunder and in a manner that is consistent with the computation of the
Section 338 Indemnity Amount and the Allocation Schedule. "Allocation Schedule" means a schedule which shall be prepared by Purchaser and provided to Sellers no later than 75 days before the Due Date. Such allocation shall be adjusted from time to time to take into account adjustments to the Purchase Price and other relevant items. All allocations contained in such schedule, as adjusted, shall be used by each party in preparing the Section 338 Forms and all relevant Tax Returns.

                                   ARTICLE IX
                                   [RESERVED]

                                   ARTICLE X
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

      10.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of either Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, each of the Sellers and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of each of the Sellers and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.02, 2.04, 2.29, 3.02 and 3.07 and (ii) the covenants and agreements contained in Sections 1.05, 14.03 and 14.05; (b) until thirty days following the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Sections 2.11, 2.14, 2.23, 11.01(d), 11.01(e) and Article VIII; (c) two (2) years in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, two (2) years; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive to the extent set forth in any claim for indemnification set forth in any Claim Notice or Indemnity Notice (as applicable) that shall have been timely given under Article XI on or prior to such termination date, until such claim for indemnification has been satisfied or otherwise resolved as provided in
Article XI.

                                   ARTICLE XI
                                INDEMNIFICATION

      11.01 Indemnification.

            (a) Subject to paragraph (c) of this Section and the other Sections of this Article XI, each of the Sellers shall jointly and severally indemnify Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of such Seller contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein).

            (b) Subject to the other Sections of this Article XI, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

            (c) No amounts of indemnity shall be payable in the case of a claim by a Purchaser Indemnified Party under Sections 11.01(a), 11.01(d) or 11.01(e) or Seller Indemnified Party under Section 11.01(b) unless and until the Purchaser Indemnified Parties or the Seller Indemnified Parties, as applicable, have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $100,000 in the aggregate, in which event the Purchaser Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses and not in excess of $3,000,000; provided that this paragraph (c) shall not apply to a breach of a representation or warranty contained in Section 2.02, 2.04, 2.11(l), 2.11(m), 2.11(n), 2.11(o), 2.29, 3.02
or 3.07 or to a breach of a covenant contained in Section 1.06, 4.11, 14.03 or
14.05 or to a breach of any obligation in Article VIII. Indemnity amounts payable with respect to a claim by a Purchaser Indemnified Party shall be paid first from amounts on deposit pursuant to the Escrow Agreement, including interest on amounts on deposit pursuant to the terms thereof, and thereafter from the assets of the Sellers.

            (d) Notwithstanding any other contractual remedies provided elsewhere in this Agreement, each of the Sellers shall jointly and severally indemnify, and covenants not to sue for contribution or indemnity from, the Companies and Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

                  (i) actual or threatened Release or disposal of Hazardous Materials at any location by either Company that occurred at or before the Closing;

                  (ii) the presence of Hazardous Materials at or before the Closing at any property owned, leased or operated by either Company at any time (including diminution in value of any such property);

                  (iii) any Environmental Claim related to conditions existing at or before the Closing; and

                  (iv) violations of, or liability imposed by, any Environmental Law related to conditions existing at or before the Closing.

            (e) Notwithstanding any other contractual remedies provided elsewhere in this Agreement, each of the Sellers shall jointly and severally indemnify, and covenants not to sue for contribution or indemnity from, the Companies and Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to Product Liability Claims and Product Warranty Claims made with respect to, and Losses resulting from the recall of or reduction in inventory of, products manufactured prior to the Closing Date or sold, leased or delivered by the Companies prior to or following the Closing Date as a result of the failure of such products to comply with specifications approved by Underwriters Laboratories or other similar quasi-regulatory bodies or Governmental or Regulatory Authorities, including without limitation CE/EMC specifications and specifications of other trade or regulatory bodies in the Netherlands.

      11.02 Method of Asserting Claims. All claims for indemnification under
Article VIII shall be subject to the provisions of Article VIII and not this
Section 11.02. All claims for indemnification by any Indemnified Party under
Section 11.01 will be asserted and resolved as follows:

            (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Seller or any Affiliate of a Seller or of Purchaser or the Companies (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 11.01, and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.02(a) then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel, except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 11.01, with respect to such Third Party Claim. The Indemnifying Party shall be deemed to have waived its right to dispute its liability to the Indemnified Party under
Section 11.01 with respect to any Third Party Claim unless it gives notice of such dispute within 90 days after receipt of the notice of the Third Party Claim pursuant to the first sentence of this Section 11.02(a)(i). Upon the giving of such notice, the Indemnifying Party shall cease to have the right to control the defense of the Third Party Claim if the Indemnified Party asserts such right.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute relating to the liability of the Indemnifying Party under this Agreement for such Third Party Claim is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.01, the Loss arising from such Third Party Claim will be deemed a liability of the Indemnifying Party under Section 11.01, as applicable, and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 11.02.

            (b) In the event any Indemnified Party should have a claim under
Section 11.01, against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.01, and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 11.02.

            (c) Any dispute submitted to arbitration pursuant to this Section
11.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in Seattle, Washington, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying

Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

      11.03 Exclusivity. Following the Closing, except as set forth in Section 4.11(c) and except for any claims based upon fraud, the indemnities set forth in
Article VIII and this Article XI shall be the exclusive remedies of Purchaser and Sellers and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement.

                                  ARTICLE XII
                                   TERMINATION

      12.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

            (a) at any time before the Closing, by mutual written agreement of each of the Sellers and Purchaser;

            (b) at any time before the Closing, by each of the Sellers or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party;

            (c) at any time after April 15, 2000, by each of the Sellers or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; or

            (d) by Purchaser pursuant to Section 1.04(c) hereof upon notification to Sellers; or

            (e) by Purchaser by written notice delivered to Sellers at any time on or prior to February 25, 2000 if the lenders under Purchaser's credit facility have not consented in writing to the transactions contemplated by this Agreement.

      12.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of each of the Sellers or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in
Section 14.03 and confidentiality in Section 14.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to
Section 12.01(b), (c) or (d), each of the Sellers will remain liable to Purchaser for any willful breach of this Agreement by such Seller existing at the time of such termination, and Purchaser will remain liable to such Seller for any willful breach of this Agreement by Purchaser existing at the time of such termination, and such Seller or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                  ARTICLE XIII
                                   DEFINITIONS

      13.01 Definitions.

            (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

            "Acquisition Proposal" means any proposal for a merger or other business combination to which either Company is a party or for the acquisition of any or all of the capital stock or a substantial portion of the assets of either Company, other than the transactions contemplated by this Agreement.

            "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

            "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (15 %) or more of the voting securities of another Person shall be deemed to control that Person.

            "Agreement" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Benefit Plan" means any Plan established by either Company, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which such Company contributes or has contributed, or under which any employee, former employee or director of such Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

            "Board of Arbitration" has the meaning ascribed to it in Section 11.02(c).

            "Books and Records" means all files, documents, instruments, papers, books and records relating to the business or Assets of the Companies, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York and California are authorized or obligated to close.

            "Business or Condition of the Companies" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Companies taken as a whole.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

            "CERCLIS" means the CERCLA Information System, as defined in 40 C.F.R. Section 300.5.

            "Claim Notice" means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

            "Closing" means the closing of the transactions contemplated by
Section 1.03.

            "Closing Date" means (a) the earlier of (i) the later of (A) the date on which the transactions between Xantrex Technology Inc. and Purchaser contemplated by that certain Letter of Intent dated December 8, 1999 have been consummated and (B) fifteen (15) Business Days following the date on which the Purchase Price has been adjusted pursuant to Section 1.04(b) hereof and (ii) the later of (A) March 15, 2000 and (B) fifteen (15) Business Days following the date on which the Purchase Price has been adjusted pursuant to Section 1.04(b) hereof, or (b) such other date as Purchaser and each of the Sellers mutually agree upon in writing.

            "Code" means the Internal Revenue Code of 1986.

            "Combined" means the combined financial statements of Heart and LECO prepared in accordance with GAAP and after giving effect to all intercompany eliminations in accordance with GAAP.

            "Combined EBITDA" means the earnings of the Companies on a Combined basis before interest, taxes, depreciation and amortization of the Companies on a Combined basis for the year ended December 31, 1999 and as determined from the Audited Financial Statements.

            "Company" has the meaning ascribed to it in the forepart of this Agreement.

            "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Deficiency" means the amount, if any, by which the Net Working Capital as determined from the Closing Date Balance Sheet is less than $4,997,708.

            "Defined Benefit Plan" means each Benefit Plan which is subject to
Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

            "Disclosure Schedule" means the record delivered to Purchaser by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement.

            "Dispute Period" means the period ending ninety (90) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

            "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with a Seller or, before the Closing, either or both of the Companies (within the meaning of Section 414 of the Code).

            "Escrow Agent" and "Escrow Agreement" have the respective meanings ascribed to them in Section 1.03.

            "Financial Statement Date" means December 31, 1998.

            "Financial Statements" means the Financial Statements of the Companies delivered to Purchaser pursuant to Section 2.08.

            "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any state, county, city or other political subdivision.

            "Hazardous Material" means (A) any petroleum or petroleum products, explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

            "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money and for amounts drawn on accounts in excess of amounts on deposit therein or overdrafts, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.

            "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

            "Indemnity Notice" means written notification pursuant to Section 11.02(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

            "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

            "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by either of the Companies and issued by any Person other than such Company (other than trade receivables generated in the ordinary course of business of such Company).

            "IRS" means the United States Internal Revenue Service.

            "Knowledge of Sellers" or "Known to Sellers" means the actual knowledge of any executive officer of Holdings including Keith McGowan, and the knowledge after due inquiry of Warren Stokes, Mike Hirata, Steve Spitzer, William Ovitt, Carol Williams and William Merkes.

            "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by, or filed with, any Governmental or Regulatory Authority.

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) less insurance proceeds actually received with respect to the applicable loss.

            "NPL" means the National Priorities List under CERCLA.

            "Net Working Capital" means (i) the sum of all current assets (excluding cash and marketable securities) of the Companies determined in accordance with GAAP minus (ii) the sum of all current liabilities and negative cash balances of the Companies determined in accordance with GAAP, as reflected on the Closing Balance Sheet as finally determined pursuant to Section 1.05(a) hereof.

            "Operative Agreements" means the Escrow Agreement and any support or other agreements to be entered into in connection with the transaction.

            "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

            "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

            "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Companies taken as a whole.

            "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, employment separation or other employee benefit plan, practice, policy agreement or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            "Product Liability Claim" means any claim arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by either of the Companies.

            "Product Warranty Claim" means any claim arising out of alleged breach of warranty with respect to any product manufactured, sold, leased or delivered by either of the Companies.

            "Purchase Price" has the meaning ascribed to it in Section 1.02.

            "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates and the Companies.

            "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Representatives" has the meaning ascribed to it in Section 4.03.

            "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

            "Seller" and "Sellers" has the meaning ascribed to it in the forepart of this Agreement.

            "Seller Indemnified Parties" means each of the Sellers and its officers, directors, employees, agents and Affiliates.

            "Shares" has the meaning ascribed to it in the forepart of this Agreement.

            "Subject Defined Benefit Plan" means each Benefit Plan and Defined Benefit Plan listed and described in Section 2.14(a)(iii) of the Disclosure Schedule.

            "Surplus" means the amount, if any, by which the Net Working Capital as determined from the Closing Date Balance Sheet is more than $4,997,708.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Taxes" means any income, gross receipts, property, sales, use, capital gain, transfer, excise, license, production, franchise, employment, social security, occupation, payroll, registration, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, or other tax, charge, assessment, duty, levy, compulsory loan, or other direct or indirect impost of any nature whatsoever (including any interest, additions to tax, or civil or criminal penalties thereon) of the United States or any jurisdiction therein, or of any other nation or any jurisdiction therein.

            "Third Party Claim" has the meaning ascribed to it in Section 11.02(a).

            (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of each of the Companies. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XIV
                                  MISCELLANEOUS

      14.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

            If to Purchaser, to:

            Trace Engineering
            5916 195th Northeast
            Arlington, Washington  98223
            Facsimile No.:  (360) 435-6623
            Attn:  William Roppenecker
            with a copy to:

            Milbank, Tweed, Hadley & McCloy LLP
            601 South Figueroa Street, 30th Floor
            Los Angeles, California  90017-5735
            Facsimile No.:  (213) 629-5063
            Attn:  Deborah Baumgart, Esq.

            And a further copy to:

            GFI Energy Ventures LLC
            11611 San Vicente Boulevard, Suite 710
            Los Angeles, California  90049
            Facsimile No.: (310) 442-0540
            Attn:  Ian Schapiro

            And a further copy to:

            Xantrex Technology, Inc.
            7725 Lougheed Highway
            Burnaby, BC V5A 4V8
            Facsimile No.: (604) 420-7431
            Attn:  Mossadiq S. Umedaly

            If to Sellers, to:

            Key Components, LLC
            200 White Plains Road
            Tarrytown, New York  10591
            Facsimile No.: (914) 332-1441
            Attn:  Alan L. Rivera

            with a copy to:

            RubinBaum LLP
            30 Rockefeller Plaza
            New York, New York 10112
            Facsimile No.:  (212) 698-7825
            Attn:  Michael J. Emont

      All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

      14.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation that certain non-binding letter of intent between the parties dated December 13, 1999, as modified by letters dated December 16, 1999 and December 27, 1999, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

      14.03 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Sellers shall pay their own costs and expenses and the costs and expenses of the Companies.

      14.04 Public Announcements. At all times at or before the Closing, Sellers and Purchaser will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Each of the Sellers and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

      14.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative or Xantrex Technology Inc. in the case of Purchaser), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning each of the Companies furnished by Sellers hereunder.

      14.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      14.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      14.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

      14.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers as part of an assignment or transfer of all or substantially all of the assets of the assignor and assignments of rights to indemnity hereunder to any third party lender in connection with a bona fide financing. Notwithstanding the preceding sentence, Purchaser may assign all of its rights and interests and delegate all of its obligations hereunder to Xantrex Technology Inc. or its Affiliates at any time prior to or following the Closing, provided that such assignment shall not relieve Purchaser of any of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      14.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      14.11 Consent to Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Washington or any court of the State of Washington located in the City of Seattle in any such action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 14.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Washington other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

      14.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

      14.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

      14.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                    TRACE HOLDINGS LLC


                                    By:___________________________________
                                       Name:
                                       Title:


                                    KEY COMPONENTS, LLC


                                    By:___________________________________
                                       Name:
                                       Title:


                                    KCLLC HOLDINGS, INC.


                                    By:___________________________________
                                       Name:
                                       Title: